UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2016

Aéropostale, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Chubb Avenue, Lyndhurst, NJ 07071
(Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant's telephone number, including area code)

112 West 34th Street, 22nd Floor, New York, New York 10120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01	Regulation FD Disclosure.

As previously reported, on May 4, 2016, Aéropostale, Inc. (the “Company”) and each of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.  The Chapter 11 cases are being administered jointly under the caption “In re Aéropostale, Inc., et al.”, Case No. 16-11275 (the “Chapter 11 Cases”).

On November 15, 2016, the Debtors filed their monthly operating report for the period beginning August 28, 2016 and ending October 1, 2016 (the “Monthly Operating Report”) with the Bankruptcy Court.  The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This Current Report on Form 8-K (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.  The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court.  The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s ability to operate and reorganize under the Chapter 11 Cases, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases; the Company's ability to complete its restructuring process and confirm a plan of reorganization on its anticipated timeline, and other factors detailed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended January 30, 2016 and the Company’s Quarterly Reports on Form 10-Q, and in its other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Trading in the Company’s securities during the Chapter 11 Cases is highly speculative and poses substantial risks. We expect that, upon effectiveness of the Chapter 11 plan, all equity of the Company will be canceled without any distribution thereon. The Company therefore cautions readers against relying on these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Monthly Operating Report for the period ended October 1, 2016, filed with the United States Bankruptcy Court for the Southern District of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2016

AÉROPOSTALE, INC.

/s/ Marc G. Schuback
Marc G. Schuback
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit

99.1	Monthly Operating Report for the period ended October 1, 2016, filed with the United States Bankruptcy Court for the Southern District of New York